EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTANNASH COMPANY

Name	Jurisdiction of Formation	Other Names Under Which Business is Conducted
SpartanNash Logistics, LLC	Michigan
Caito Foods, LLC	Michigan
Chief Super Market Holdings, Inc.	Ohio
Chief Super Market, Inc.	Ohio	Chief Markets
Community Markets, Inc.	Ohio	Community Markets
Community Markets of Ohio, Inc.	Ohio	Community Markets Germantown Fresh Market Community Market Pharmacy
Continental Distributing Company	Ohio	Community Markets
County Development LLC	Indiana
Erickson’s Diversified Corporation	Wisconsin	Family Fare Family Fresh Market Market Wine And Spirits Family Fresh Market Pharmacy Family Fare Pharmacy
Family Fare, LLC	Michigan	D&W Fresh Market D&W Pharmacy Family Fare Pharmacy Family Fare Supermarkets Forest Hills Pharmacy Forest Hills Foods VG’s Food Center VG’s Pharmacy
FBC Foods, Inc.	Ohio
Fresh City Market LLC	Wisconsin	Fresh Madison Market
Fresh Encounter, Inc.	Ohio	Community Markets Chief Markets Sack N Save Great Scot Community Markets
Fulmer Supermarkets, Inc.	Ohio	Community Markets Community Market Pharmacy
Generative Growth, LLC	Ohio
Generative Growth II, LLC	Ohio
GG II Indiana, LLC	Indiana	Needler's Fresh Market Needler's Fresh Market Pharmacy
GG II Ohio, LLC	Ohio	Chief Markets Needler's Fresh Market
GG II Ohio II, LLC	Ohio
Great Scot, Inc.	Ohio	Community Markets Chief Markets Great Scot Community Markets Community Market Pharmacy Great Scot Pharmacy
Great Scot of Indiana, Inc.	Indiana	Community Markets
Gruber’s Real Estate, LLC	Michigan
GLF Transport, LLC	Wisconsin
GTL Truck Lines, Inc.	Nebraska
Hench Enterprises, Inc.	Ohio	Chief Markets
Hinky Dinky Supermarkets	Nebraska	Family Fare Nuestra Familia Supermercado
Market Development, LLC	Michigan	Jefferson Square (in IN) Market Street Plaza (in IN)
Martin's Super Markets, LLC	Indiana

Name	Jurisdiction of Formation	Other Names Under Which Business is Conducted
Martin's Super Markets of Elkhart East, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Martin's Super Markets of Elkhart, LLC	Indiana	Martin's Super Markets
Martin's Super Markets of Logansport, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Martin's Super Markets of Niles, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Martin's Super Markets of Nappanee, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Martin's Super Markets of St Joseph, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Martin's Super Markets of Stevensville, LLC	Indiana	Martin's Super Markets Martin's Pharmacy
Metcalfe's Market, Inc	Wisconsin
Metcalfe Foods West, Inc.	Wisconsin	Metcalfe's
Metcalfe Foods Tosa, Inc	Wisconsin	Metcalfe's
Metcalfe, Inc	Wisconsin	Metcalfe's
MDV SpartanNash, LLC	Delaware	SpartanNash Military
MSM Holdco, LLC	Indiana	Martin’s Super Markets Martin's Express Paw Mart Martin's Pharmacy
Martin's MO LLC	Indiana
Martin's West LLC	Indiana
200 Elkhart Ave. LLC	Indiana
Martin's Integrated Pharmacy Services LLC	Indiana
Nash-Finch Company	Delaware	Family Fare, Family Fare Phamacy Family Fresh Market Pharmacy
Needler Enterprises, Inc.	Ohio
Pique Brands, Inc.	Delaware
Prevo’s Family Markets, Inc.	Michigan	D&W Fresh Market D&W Pharmacy Family Fare Pharmacy Family Fare Supermarket
Remke Markets Incorporated	Ohio	Remke Markets
Sack 'N Save, Inc.	Ohio	King Saver Community Markets
Seaway Food Town, Inc.	Michigan
Spartan Properties Management, Inc.	Ohio
SpartanNash Associates, LLC	Michigan
SpartanNash Procurement, LLC	Michigan
Spartan Stores Distribution, LLC	Michigan
Spartan Stores Fuel, LLC	Michigan	D&W Quick Stop Family Fare Quick Stop Forest Hill Fuel VG’s Quick Stop Outlet Oasis Roadtrip Oasis Howell Liquor Store Family Fare Express
Super Food Services, Inc.	Delaware	Dillonvale IGA
U Save Foods, Inc.	Nebraska	Nuestra Familia Supermercado Family Fresh Market Family Fare Family Fare Pharmacy
Valley Farm Distributing Co.	Ohio	VFD